Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-52176, 333-110104, 333-156380,  and 333-171491 and 333-193232 on Form S-8 and in Registration Statement No. 333-195379 on Form S-3, of our report dated October 29, 2015,  relating to the financial statements of ARI Network Services, Inc. included in this Annual Report on Form 10-K for the year ended July 31, 2015.

/s/ Wipfli, LLP

Minneapolis, MN

October 29, 2015